EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2017, relating to the consolidated financial statements and financial statement schedule of PHI, Inc., and the effectiveness of PHI, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of PHI, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

May 4, 2017